UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 24, 2023

BIOMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37863	95-2645573
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17571 Von Karman Ave. Irvine, California	92614
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 645-2111

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.08	BMRA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

               On July 24, 2023, the Board of Directors (the “Board”) of Biomerica Inc. (the “Company”) approved the amendment and restatement of the Company’s Amended and Restated Bylaws (the “Bylaws,” and as so amended and restated, the “Amended and Restated Bylaws”), effective July 24, 2023.

The Amended and Restated Bylaws were adopted as part of a modernization of the Bylaws and are intended to conform the Bylaws to the voting standards set forth in the Delaware General Corporation Law (the “DGCL”) and limit the effect of broker non-votes at a stockholder meeting.

The Amended and Restated Bylaws amend the voting standard required for all matters presented to  Company stockholders (other than the election of directors, as otherwise required under the DGCL or as otherwise required by the Company’s certificate of incorporation or Amended and Restated Bylaws) from a majority of the Company stockholders present in person or by proxy and entitled to vote at a stockholder meeting, to a majority of the Company stockholders present in person or by proxy at a stockholder meeting and entitled to vote on the subject matter of the proposal.  Other minor changes were made to the Bylaws, all of which are reflected in the attached copy of the Amended and Restated Bylaws, with changes marked against the Bylaws.

In amending the voting standards set forth in the Amendment and Restated Bylaws, the Board took into consideration, among other things, the Company’s current stockholder composition. In particular, a large portion of the Company’s stockholders are retail stockholders that hold their shares in “street name” through brokerage accounts.  When shares are held in “street name” the stockholders are considered “beneficial owners.” Under applicable stock exchange rules, brokers are permitted to vote on behalf of beneficial owners on “routine” matters; however, brokers do not have the discretion to vote on behalf of beneficial owners on “non-routine” matters, unless they receive instructions on how to vote the shares from the beneficial owner.  If a broker does not receive voting instructions from a beneficial owner on a “non-routine” matter, those shares will result in broker non-votes.  Broker non-votes are considered present and entitled to vote at a stockholder meeting if there is at least one “routine” matter to be voted on.  As a result, if the voting standard for a matter is a majority of the Company stockholders present in person or by proxy and entitled to vote at a stockholder meeting, the proposal may receive more shares voting in favor of a proposal than shares voting against a proposal (or abstaining) and still not pass because broker non-votes will have the same effect as a vote against the proposal.  By changing the voting standard to a majority of the Company stockholders present in person or by proxy at the stockholder meeting and entitled to vote on the subject matter (rather than at the meeting), broker non-votes will have no effect on the voting result for the proposal.  The Board believes this change to the voting standard will ensure the voting preferences of the Company’s stockholders will be better respected.

 The foregoing summary does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
3.1	Amended and Restated Bylaws, as adopted on July 24, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2023
BIOMERICA, INC.

	By:	/s/ Zackary S. Irani
	Name:	Zackary S. Irani
	Title:	Chief Executive Officer

3